SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement	☐	Soliciting Material Under Rule 14a-12

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CURIS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CURIS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 2, 2004

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Curis, Inc. will be held on June 2, 2004 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 for the purpose of considering and voting upon the following matters:

1.	To elect three Class II directors for the ensuing three years;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the current fiscal year; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The board of directors has no knowledge of any other business to be transacted at the meeting.

The board of directors has fixed the close of business on April 19, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof.

A copy of our 2003 annual report to stockholders, which contains consolidated financial statements and other information of interest to stockholders, accompanies this notice and the enclosed proxy statement.

By Order of the Board of Directors,

/s/    Mary Elizabeth Potthoff

Mary Elizabeth Potthoff, Secretary

April 29, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT BY MAIL IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

CURIS, INC.

61 Moulton Street

Cambridge, Massachusetts 02138

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on June 2, 2004

This proxy statement is furnished in connection with the solicitation by the board of directors of Curis, Inc. of proxies for use at the annual meeting of stockholders to be held on June 2, 2004 at 10:00 a.m. (Boston time) at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 and at any adjournments thereof. Except where the context otherwise requires, references to “Curis,” “we,” “us,” “our,” and similar terms refer to Curis, Inc. and any of its subsidiaries.

Proxies will be voted in accordance with the instructions of the stockholders. If a proxy is returned signed with no choices specified, it will be voted in favor of the matters set forth in the accompanying notice of meeting. A proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to our secretary. Attendance at the meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the meeting that the stockholder intends to revoke the proxy and vote in person.

On April 19, 2004, the record date for determination of stockholders entitled to vote at the meeting, an aggregate of 41,439,983 shares of our common stock were outstanding and entitled to vote. As a stockholder, you are entitled to one vote at the meeting for each share of common stock registered in your name at the close of business on the record date. The proxy card states the number of shares you are entitled to vote at the meeting.

The notice of meeting, this proxy statement, the enclosed proxy card and our 2003 annual report to stockholders for the year ended December 31, 2003 are first being mailed or provided to stockholders on or about April 29, 2004. We will, upon written request of any stockholder, furnish copies of the exhibits to our annual report to stockholders. Please address all such requests to us at 61 Moulton Street, Cambridge, Massachusetts 02138, Attention: Secretary.

Votes Required

The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the meeting will constitute a quorum for the transaction of business at the meeting. Shares of common stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for the purpose of determining whether a quorum exists at the meeting.

The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and voting on the matter is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the current fiscal year.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the matters to be voted on at the meeting, each of which requires the affirmative vote of either a plurality of the votes cast, with respect to the election of directors, or a majority of the shares present in person or represented by proxy and voting on the matter, with respect to any matter other than the election of directors.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or our 2003 annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document if you write or call us at the following address or telephone number: 61 Moulton Street, Cambridge, Massachusetts 02138, Attention: Secretary, (617) 503-6500. If you want separate copies of the proxy statement and 2003 annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of December 31, 2003, with respect to the beneficial ownership of shares of our common stock by:

•	each person known to us to beneficially own more than 5% of the outstanding shares of common stock,

•	each of our directors and nominees for director,

•	each of the chief executive officer and the four other most highly compensated executive officers who were serving as executive officers on December 31, 2003, and

•	all current directors and executive officers as a group.

The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission, or SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has voting or investment power, or shares such power, plus any shares that the person may acquire within 60 days, including through the exercise of stock options. For each person named in the table, the number in the “Shares Acquirable Within 60 Days” column consists of shares underlying stock options that may be exercised within 60 days after December 31, 2003. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares does not constitute an admission of beneficial ownership of those shares by the named stockholder. For each person, the “Number of Shares Beneficially Owned” column may include shares of common stock attributable to the person due to that person’s voting or investment power or other relationship.

Name and Address of Beneficial Owner	Number of Shares Owned	+	Share Acquirable Within 60 days	=	Total Beneficial Ownership	Percent of Common Stock Beneficially Owned(1)
5% Stockholder:
Elan Corporation, plc, Lincoln House, Lincoln Plaza, Dublin 2, Ireland (2)	3,425,230		364,500		3,789,730	9.08%

Directors and Nominees:
James R. McNab, Jr. (3)	904,347		73,647		977,994	2.36%
Susan B. Bayh	1,000		33,437		34,437	*
Joseph M. Davie	—		—		—	*
Martyn D. Greenacre	15,138		169,187		184,325	*
Kenneth I. Kaitin	—		—		—	*
Douglas A. Melton	163,499		302,296		465,795	1.12%
Daniel R. Passeri	52,378		737,499		789,877	1.88%
James R. Tobin	72,477		203,437		275,914	*

Other Named Executive Officers:
Christopher U. Missling	—		172,500		172,500	*
Lee L. Rubin	9,814		702,214		712,028	1.69%
Mark W. Noel	9,375		138,125		147,500	*
Mary Elizabeth Potthoff	—		56,250		56,250	*
All current directors and executive officers as a group (13 persons)	1,228,028		2,588,592		3,816,620	8.68%

*	Less than 1% of the outstanding common stock.

(1)	The percent ownership for each stockholder on December 31, 2003 is calculated by dividing (1) the total number of shares beneficially owned by the stockholder by (2) the sum of 41,359,136 shares of our common stock that were outstanding on December 31, 2003, plus any shares acquirable (including stock options exercisable) by that stockholder within 60 days after December 31, 2003.
(2)	Based upon a Schedule 13D/A2 filed by Elan Corporation, plc on March 1, 2004, Elan ceased to be the beneficial owner of more than five percent of our common stock on that date. The information in the table above, which is as of December 31, 2003, consists of 3,425,230 shares of common stock held by Elan International Services, Ltd., 50,000 shares acquirable by Elan International Services, Ltd. upon the exercise of a warrant, and 314,500 shares acquirable by Elan Pharma International Limited pursuant to the terms of a convertible promissory note. Elan International Services, Ltd. and Elan Pharma International Limited are both affiliates of Elan Corporation, plc.
(3)	Consists of 729,347 shares of common stock held directly by Mr. McNab, 100,000 shares held by the McNab Family LLC, 70,000 shares held by the JR & MW McNab Operating LP, and 5,000 shares held by a dependent child of Mr. McNab. Mr. McNab disclaims beneficial ownership of the 5,000 shares held by his dependent child, and this report should not be deemed an admission that Mr. McNab is the beneficial owner of his dependent child’s shares for Section 16 or any other purpose.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on our review of copies of reports filed by the reporting persons furnished to us, we believe that during the fiscal year ended December 31, 2003, the reporting persons complied with all Section 16(a) filing requirements, except as set forth below.

On June 13, 2003, Mr. McNab filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 to report a June 5, 2003 exercise of an option to purchase 80,000 shares of our common stock.

On April 16, 2004, Dr. Davie filed an Initial Statement of Beneficial Ownership of Securities on Form 3 to report his beneficial ownership of our common stock as of July 8, 2003, the date he was elected to our board of directors, and a Statement of Changes in Beneficial Ownership of Securities on Form 4 to report a grant by us on July 8, 2003 of an option to purchase 130,000 shares of our common stock.

On September 18, 2003, Ms. Bayh filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 to report the exercise of an option to purchase 28,612 shares of our common stock on September 15, 2003, as well as a sale of such shares on the same date.

On April 16, 2004, Dr. Kaitin filed an Initial Statement of Beneficial Ownership of Securities on Form 3 to report his beneficial ownership of our common stock as of November 3, 2003, the date on which he was elected to our board of directors, and a Statement of Changes in Beneficial Ownership of Securities on Form 4 to report a grant by us on November 3, 2003 of an option to purchase 25,000 shares of our common stock.

On November 10, 2003, Mr. McNab filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 to report a November 5, 2003 sale of 20,200 shares of our common stock.

On November 17, 2003, Mr. McNab filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 to report a November 10, 2003 sale of 4,000 shares of our common stock.

On November 17, 2003, Mr. McNab filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 to report that:

(i)	on November 7, 2003, Mr. McNab sold 33,669 shares of our common stock; and

(ii)	on September 5, 2000, November 1, 2000, and June 11, 2003, Mr. McNab gifted 2,000, 2,000, and 11,000 shares, respectively, of our common stock.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors and Nominees for Director

We have a classified board of directors currently consisting of two Class I directors (James R. McNab, Jr. and James R. Tobin), three Class II directors (Joseph M. Davie, Douglas A. Melton and Daniel R. Passeri) and three Class III directors (Susan B. Bayh, Martyn D. Greenacre and Kenneth I. Kaitin). The Class I, Class II and Class III directors will serve until the annual meetings of stockholders to be held in 2006, 2004 and 2005, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for full three-year terms to succeed those directors whose terms are expiring.

Unless the proxy is marked otherwise, the persons named in the enclosed proxy will vote to elect as Class II directors Joseph M. Davie, Douglas A. Melton and Daniel R. Passeri. Each Class II director will be elected to hold office until the 2007 annual meeting of stockholders and until his successor is elected and qualified. Each nominee has indicated his willingness to serve, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The board has no reason to believe that any nominee will be unable to serve if elected.

For each member of the board whose term of office as a director continues after the meeting, including those who are nominees for election as Class II directors, there follows information given by each concerning his or her principal occupation and business experience for at least the past five years, the names of other publicly-held companies for which he or she serves as a director, and his or her age and length of service as our director. There are no familial relationships among any of our directors, nominees our director and executive officers.

Nominees for Terms Expiring in 2007 (Class II Directors)

Joseph M. Davie, age 64, has served on our board since July 2003. From 1993 to 2000, Dr. Davie was the Senior Vice President of Research at Biogen, Inc., a biotechnology company. From 1987 to 1993, Dr. Davie held several senior positions at G.D. Searle and Co., a pharmaceutical company, including Senior Vice President of Science and Technology and President of Research and Development. Since 1972, Dr. Davie has also held numerous academic positions at the Washington University School of Medicine in St. Louis, Missouri, including Professor and Head of the Department of Microbiology and Immunology. Dr. Davie has served as a director of Inflazyme Pharmaceuticals, Inc., a biotechnology company, since 1993 and Targeted Genetics, Inc., a biotechnology company, since 2000. Dr. Davie received his Ph.D. from Indiana University and his M.D. from the Washington University School of Medicine. He has served on a variety of advisory panels and councils and was elected to the Institute of Medicine in 1987.

Douglas A. Melton, age 50, has served on our board and as the Chairman of our Scientific Advisory Board since February 2000. From 1994 to 2000, Dr. Melton was the scientific founder and a director of Ontogeny, Inc. Dr. Melton is the Thomas Dudley Cabot Professor of Natural Sciences at Harvard University and an Investigator at the Howard Hughes Medical Institute. Dr. Melton’s work has focused on vertebrate embryogenesis and the molecular biology of embryonic induction. Dr. Melton’s doctoral work was carried out at Trinity College at Cambridge University and the Medical Research Council Laboratory of Molecular Biology in Cambridge, England. Dr. Melton is a graduate of the University of Illinois, with a B.S., and of Cambridge University, with a B.S.

Daniel R. Passeri, age 43, has served as our President and Chief Executive Officer and as a director since September 2001. From November 2000 to September 2001, Mr. Passeri served as Senior Vice President, Corporate Development and Strategic Planning of the Company. From March 1997 to November 2000, Mr. Passeri was employed by GeneLogic Inc., a biotechnology company, most recently as Senior Vice President, Corporate Development and Strategic Planning. From February 1995 to March 1997, Mr. Passeri was employed by Boehringer Mannheim, a pharmaceutical, biotechnology and diagnostic company, as Director of Technology

Management. Mr. Passeri is a graduate of the National Law Center at George Washington University, with a J.D., of the Imperial College of Science, Technology and Medicine at the University of London, with a M.Sc. in biotechnology, and of Northeastern University, with a B.S. in Biology.

THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE ELECTION OF THE NOMINEES FOR CLASS II DIRECTORS IS IN THE BEST INTERESTS OF CURIS AND ITS STOCKHOLDERS AND THEREFORE IT RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

Directors Whose Terms Expire in 2006 (Class I Directors)

James R. McNab, Jr., age 60, has served on our board since February 2000 and has served as Chairman of the Board since May 2002. Mr. McNab is a co-founder and served as the chairman of the board of directors of Reprogenesis, a predecessor life science company, from July 1996 to July 2000. In addition, Mr. McNab is a co-founder of several other companies, including Sontra Medical Corporation, a drug delivery company, eNOS Pharmaceuticals, Inc., a drug discovery company working in the field of stroke therapy, and Parker Medical Associates, a manufacturer and worldwide supplier of orthopedic and sports-related products, which was sold in 1995 to Smith and Nephew, Inc., a supplier of orthopedics, endoscopy and advanced wound management products. Mr. McNab is chairman of Sontra Medical and eNOS. Mr. McNab is a graduate of the University of North Carolina, with an M.B.A., and of Davidson College, with a B.A.

James R. Tobin, age 59, has served on our board since February 2000. From 1995 to July 2000, Mr. Tobin was a member of the board of directors of Creative BioMolecules, Inc., a predecessor life science company. Since 1999, Mr. Tobin has served as Chief Executive Officer and President of Boston Scientific Corporation, a medical device company. Mr. Tobin was employed by Biogen, Inc. as President and Chief Executive Officer from February 1997 to December 1998 and President and Chief Operating Officer from February 1994 to February 1997. Prior to joining Biogen, Mr. Tobin was employed by Baxter International Inc., a health care products company, where he served as President and Chief Operating Officer from 1992 to 1994, as Executive Vice President from 1988 to 1992 and in various management positions prior to 1988. He has served as a director of Boston Scientific Corporation, since March 1999, and Applera Corporation, a research tools supplier to the biotechnology industry, since August 1999. Mr. Tobin is a graduate of Harvard Business School, with an M.B.A., and of Harvard College, with a B.A.

Directors Whose Terms Expire in 2005 (Class III Directors)

Susan B. Bayh, age 44, has served on our board since October 2000. From 1994 to January 2001, Ms. Bayh served as the Commissioner of the International Commission between the United States and Canada, overseeing compliance with environmental and water level treaties for the United States-Canadian border. Since 1994, Ms. Bayh has also served as Distinguished Visiting Professor at the College of Business Administration at Butler University. From 1989 to 1994, Ms. Bayh served as an attorney in the Pharmaceutical Division of Eli Lilly and Company, a pharmaceutical company. Ms. Bayh has served as a director of Cubist Pharmaceuticals, Inc., a biotechnology company, since June 2000, Anthem, Inc., a healthcare service provider, since 2001, and Emmis Communications, Inc., a telecommunications company, since June 1994. Ms. Bayh is a graduate of the University of Southern California Law Center, with a J.D., and of the University of California at Berkeley, with a B.A.

Martyn D. Greenacre, age 62, has served on our board since February 2000. Mr. Greenacre served as Chairman of the Board of Directors of Life Mist L.L.C., a private company in the field of fire suppression, from September 2001 to November 2003. From June 1993 to July 2000, Mr. Greenacre was a member of the board of directors of Creative BioMolecules, Inc., a predecessor life science company. From June 1997 to June 2001, Mr. Greenacre was Chief Executive Officer of Delsys Pharmaceutical Corporation, a drug formulation company. From 1993 to 1997, Mr. Greenacre was President and Chief Executive Officer of Zynaxis, Inc., a

biopharmaceutical company. He has served as a director of Cephalon, a biotechnology company, since 1992, Acusphere, Inc., a specialty pharmaceutical company, since June 2001, and The Immune Response Corporation, a biotechnology company, since July 2003. Mr. Greenacre is a graduate of Harvard Business School, with an M.B.A., and of Harvard College, with a B.A.

Kenneth I. Kaitin, age 50, has served on our board since November 2003. Since 1998, he has been the Director of the Tufts Center for the Study of Drug Development, an academic drug policy research group providing strategic information to help drug developers, regulators, and policy makers improve the quality and efficiency of the drug development process. He is also Associate Professor of Medicine at Tufts University School of Medicine, and since 1999, he has served on the faculty of the European Center for Pharmaceutical Medicine at the University of Basel. Dr. Kaitin has written extensively on a broad range of drug development issues and has provided public testimony before the U.S. Congress in hearings on pharmaceutical innovation and FDA reform. He is currently Editor-in-Chief of the Drug Information Journal and from 1997 to 1998 he was President of the Drug Information Association. Dr. Kaitin received a B.S. from Cornell University and an M.S. and Ph.D. in pharmacology from the University of Rochester.

See “Security Ownership of Certain Beneficial Owners and Management” above for a summary of the shares of common stock owned by each of the directors and director nominees.

Board Determination of Independence

Under NASDAQ rules that become applicable to us on the date of the annual meeting, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Ms. Bayh, Mr. Davie, Mr. Greenacre, Dr. Kaitin, Mr. McNab or Mr. Tobin has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Board Meetings and Attendence

Directors are expected to attend the annual meeting of stockholders. All directors attended the 2003 annual meeting of stockholders. The board met seven times during 2003, either in person or by teleconference. During 2003, each director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees on which he or she then served.

Board Committees

The board of directors has established three standing committees – the audit, compensation, and nominating and corporate governance committees. Each committee operates under a charter that has been approved by the board of directors. In addition, a copy of the audit committee charter and nominating and corporate governance committee charter, as in effect on the date of this proxy statement, are attached as Appendix A and Appendix B, respectively, to this proxy statement. We intend to post the nominating and corporate governance committee charter on our website.

The board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under the new NASDAQ rules that become applicable to us on the date of the annual meeting, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934. In addition, all of the members of the audit committee are independent as defined by the NASDAQ rules that apply to us until the date of the annual meeting.

Audit Committee

The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent auditor;

•	overseeing the work of our independent auditor, including through the receipt and consideration of certain reports from independent auditors;

•	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with independent auditors and management; and

•	preparing the audit committee report required by Securities and Exchange Commission rules (which is included on page 17 of this proxy statement).

The members of the audit committee are Ms. Bayh, Mr. Greenacre and Dr. Davie. The audit committee met eight times during 2003. The board of directors has determined that Mr. Greenacre is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934.

Compensation Committee

The compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of the chief executive officer;

•	determining the chief executive officer’s compensation;

•	reviewing and approving, or making recommendations to the board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans; and

•	reviewing and making recommendations to the board with respect to director compensation.

The members of the compensation committee are Ms. Bayh, Dr. Kaitin and Mr. Tobin. The compensation committee met one time during 2003.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	reviewing and making recommendations to the board with respect to management succession planning;

•	developing and recommending to the board corporate governance principles; and

•	overseeing an annual evaluation of the board.

The members of the nominating and corporate governance committee are Ms. Bayh, Dr. Kaitin and Mr. Greenacre. The nominating and corporate governance committee met six times during 2003.

Director Candidates

The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the nominating and corporate governance committee will apply the criteria set forth in its charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, freedom from conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting candidate names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Secretary, Curis, Inc., 61 Moulton Street, Cambridge, Massachusetts 02138. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the committee or the board of directors, by following the procedures set forth under “Stockholder Proposals for 2005 Annual Meeting.”

At the annual meeting, stockholders will be asked to consider the election of Dr. Davie, who has been nominated for election as a director for the first time. Dr. Davie was originally proposed to the committee by Mr. Tobin.

Communicating with the Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the board of directors, with the assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to the Chairman of the Board of Directors, c/o General Counsel, Curis, Inc., at 61 Moulton Street, Cambridge, Massachusetts 02138.

Director Compensation

In general, non-employee directors receive cash compensation in the following amounts: $10,000 as an annual retainer; $1,000 for each board meeting attended in person; and $500 for each telephonic board meeting. Non-employee directors who are members of a committee of the board receive cash compensation in the amount of $1,000 for each committee meeting attended in person on a day other than a day on which a board meeting is held. The chairman of the board of directors received, as compensation for his service as a director, $10,000 per month plus a tax grossed-up payment for his annual health insurance expense which equaled $24,521 for the fiscal year ended December 31, 2003. Non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred in attending any board or committee meetings. Directors are also eligible to receive stock awards pursuant to our 2000 stock incentive plan and 2000 director stock option plan, as further described below.

Directors who are our employees are not compensated for their attendance at board or committee meetings.

2000 Stock Incentive Plan

Our directors are eligible for non-statutory stock options or stock awards under our 2000 stock incentive plan. The board determines the conditions and limitations applicable to the exercise of each option, including the period of time options may be exercised following termination from the board. The exercise price for non-statutory stock options is as determined by the board. Stock options are not granted for terms in excess of 10 years. Non-statutory stock options are transferable from a director to his or her spouse, lineal ancestor or descendant, brother or sister and to any trust for the benefit of such persons or to any charitable trust. In the event of an acquisition event, as defined by the plan, then the board shall provide that all outstanding options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding company. In the event an acquisition event also constitutes a change of control event, as defined by the plan, 50% of any unvested non-statutory stock options will become exercisable immediately prior to the acquisition event, and the remaining 50% of the unvested non-statutory stock options will continue to vest according to the original vesting schedule.

On June 12, 2002, the board of directors elected, in lieu of cash consideration, to compensate its non-employee members for both (i) past unpaid services (including unpaid board meeting attendance fees and deferred compensation for committee service) and (ii) services to be rendered through June 12, 2003, by making restricted stock awards to each such director to purchase a number of shares of common stock under the 2000 stock incentive plan as is equal to the amount of cash compensation owed to such director divided by $1.09, which was the fair market value of our common stock on June 12, 2002. In accordance with this arrangement, an aggregate of 352,753 shares of common stock were issued to the non-employee directors on June 12, 2002. Under the terms of these agreements, in addition to converting his or her cash compensation into shares of common stock, each director paid cash consideration equal to the par value ($0.01) for each share awarded. The shares were fully vested on October 21, 2002.

During 2003, we made the following stock awards to our non-employee directors pursuant to the 2000 stock incentive plan in partial compensation for their services as directors:

		Options
Name	Date of Issuance	Underlying Shares	Exercise Price
Ms. Bayh	5/13/03 7/1/03	60,000 65,000	$ $	2.43 3.75
Dr. Davie	7/8/03	105,000		$3.63
Mr. Greenacre	5/13/03 7/1/03	60,000 65,000	$ $	2.43 3.75
Dr. Kaitin	—	—		—
Mr. McNab	5/13/03	200,000	$ $	2.43 4.83
Dr. Melton	5/13/03	125,000		$2.43
Mr. Tobin	5/13/03	125,000		$2.43

2000 Director Stock Option Plan

The 2000 director stock option plan was adopted by the board in March 2000 and approved by our stockholders in June 2000. A maximum of 500,000 shares are reserved for issuance under the plan. Under the plan, our directors who are not our employees are eligible to receive non-statutory options to purchase shares of common stock. As of January 1, 2004, a total of 180,000 shares of common stock were issuable upon exercise of outstanding options granted under the plan and 210,000 shares were available for future issuance.

Pursuant to the plan, each non-employee director receives options to purchase 25,000 shares of common stock on the date of his or her initial election. These option grants vest ratably over four years on (a) the first anniversary of the date of grant and (b) the day before the annual meeting of stockholders each year thereafter. No further vesting shall occur with respect to an option granted after the optionee ceases to be a non-employee director. In addition, each non-employee director (other than a director who was initially elected to the board at any such annual meeting or, if previously, at any time after the prior year’s annual meeting) receives options to purchase 5,000 shares of common stock on the date of each annual meeting of stockholders, provided that such director continues to serve as a director immediately after such annual meeting. The options granted annually are fully vested and exercisable upon the date of grant. The exercise price of options granted under the plan equals the closing price of the common stock on the date of grant as reported on NASDAQ (or such other nationally recognized exchange or trading system if the common stock is no longer traded on NASDAQ. Immediately prior to the occurrence of an acquisition event, as defined by the plan, each outstanding option granted under the plan shall immediately become vested and exercisable in full. Options granted under the plan shall terminate, and may no longer be exercised, on the earlier of (i) the date ten years after the grant date of such option or (ii) the first anniversary of the date on which the optionee ceases to serve as a director; provided, however, that in the event that a non-employee director has served as a director for at least five years, each option held by such director shall terminate, and may no longer be exercised, on the date ten years after the grant date of the applicable option.

During 2003, the following grants were made to our current non-employee directors pursuant to the director plan:

		Options
Name	Date of Issuance	Underlying Shares	Exercise Price
Ms. Bayh	6/12/03	5,000	$4.83
Dr. Davie	7/8/03	25,000	$3.63
Mr. Greenacre	6/12/03	5,000	$4.83
Dr. Kaitin	11/3/03	25,000	$4.75
Mr. McNab	6/12/03	5,000	$4.83
Dr. Melton	6/12/03	5,000	$4.83
Mr. Tobin	6/12/03	5,000	$4.83

Compensation of Executive Officers

Summary Compensation

The following table sets forth certain information with respect to the annual and long-term compensation of each of the named executive officers for the last three fiscal years.

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other ($)		Restricted Stock Awards ($)		Securities Underlying Options (#)	All Other Compensation ($)
Daniel R. Passeri(1) President and Chief Executive Officer	2003 2002 2001	$317,500 297,308 276,981	$	— 25,000 —	$	— — 9,562	$	— 50,000 —	450,000 425,000 525,000	$12,000 — 21,797

Christopher U. Missling(2) Senior Vice President of Strategic Analysis and Planning	2003 2002 2001	230,000 92,597 —		— — —		9,508 16,393 —		— — —	125,000 350,000 —	24,265 19,754 —

Lee L. Rubin(3) Senior Vice President of Research and Chief Scientific Officer	2003 2002 2001	305,000 300,000 266,558		— — —		— — —		— — —	250,000 350,000 200,000	12,000 — 5,250

Mark W. Noel(4) Vice President, Technology Management and Business Development	2003 2002 2001	182,500 171,654 127,385		— — —		— — —		— — —	95,000 125,000 60,000	— — 22,332

Mary Elizabeth Potthoff(5) Vice President, General Counsel	2003 2002 2001	167,500 48,462 —		— — —		— — —		— — —	150,000 100,000 —	10,050 — —

(1)	On June 14, 2002, Mr. Passeri was awarded 43,478 shares of restricted common stock in lieu of $50,000 cash compensation. These shares were fully vested on October 21, 2002. In connection with this restricted stock award, on June 15, 2002, Mr. Passeri’s annual salary was reduced from $325,000 to $275,000. Other annual compensation received by Mr. Passeri in 2001 consists of tax reimbursement relating to taxable relocation expenses. All other compensation received by Mr. Passeri consists of a relocation reimbursement in the amount of $16,547 in 2001 and 401(k) contributions made by us in the amount of $5,250 in 2001 and $12,000 in 2003.
(2)	Dr. Missling was hired on August 1, 2002. Other annual compensation received by Dr. Missling in 2002 and 2003 consists of tax reimbursement relating to taxable relocation expenses. All other compensation received by Dr. Missling consists of a relocation reimbursement in the amount of $19,754 in 2002 and $13,267 in 2003 and a 401(k) contribution made by us in the amount of $10,998 in 2003.
(3)	All other compensation received by Dr. Rubin consists of 401(k) contributions made by us.
(4)	Mr. Noel was named Vice President, Technology Management and Business Development on March 12, 2001, and was named one of our executive officers on June 12, 2002. All other compensation received by Mr. Noel in 2001 consists solely of a relocation reimbursement by us.
(5)	Ms. Potthoff was hired on September 3, 2002. All other compensation received by Ms. Potthoff in 2003 consists of a 401(k) contribution made by us in the amount of $10,050.

Option Grants

The following table sets forth certain information concerning grants of stock options made to each of our named executive officers during 2003.

Amounts reported in the Potential Realizable Value columns below represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming the specified compound rates of appreciation (5% and 10%) on the market value of the common stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of such exercise and the future performance of the common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

OPTION GRANTS IN LAST FISCAL YEAR

		Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Securities Underlying Options (1)	Percent of Total Options Granted to Employees in 2003 (2)	Exercise Price Per Share ($)	Market Price Per Share	Expiration Date	5%	10%
Daniel R. Passeri	450,000	23.4%	$2.43	$2.43	5/13/13	$687,696	$1,742,757
Christopher U. Missling	125,000	6.5	2.43	2.43	5/13/13	191,027	484,099
Lee L. Rubin	250,000	13.0	2.43	2.43	5/13/13	382,053	968,199
Mark W. Noel	25,000 70,000	1.3 3.6	0.84 2.43	0.84 2.43	3/13/13 5/13/13	13,207 106,975	33,469 271,096
Mary Elizabeth Potthoff	25,000 125,000	1.3 6.5	0.84 2.43	0.84 2.43	3/13/13 5/13/13	13,207 191,027	33,469 484,099

(1)	Options become exercisable as to 25% of the shares on the first anniversary of the date of grant and as to 6.25% of the shares every three months, thereafter, except for the option awards made to Mark W. Noel and Mary Elizabeth Potthoff to purchase 25,000 shares of our common stock, respectively, at an exercise price of $0.84 per share. These shares were fully vested and exercisable on the date of grant.
(2)	During 2003, we granted to our employees options to purchase a total of 1,920,000 shares of our common stock.

FISCAL YEAR-END OPTION VALUE TABLE

The following table summarizes certain information regarding the number and value of stock options held as of December 31, 2003, by each of the named executive officers.

	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at December 31, 2003 (#)		Value of Unexercised In-The-Money Options at December 31, 2003 ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel R. Passeri	—	—	717,188	882,812	$1,061,486	$1,627,514
Christopher U. Missling	15,000	$65,550	160,000	300,000	611,200	927,250
Lee L. Rubin	—	—	674,089	515,625	939,556	1,030,719
Mark W. Noel	—	—	138,125	141,875	318,481	320,619
Mary Elizabeth Potthoff	—	—	56,250	193,750	207,125	513,125

(1)	Value realized is based upon the closing price per share of our common stock on the date of stock option exercise, less the underlying exercise price of the common stock acquired.

(2)	Value of unexercised in-the-money options at December 31, 2003 is based upon the closing price per share ($4.50) of our common stock on December 31, 2003, as reported on the NASDAQ National Market, less the exercise price.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2003:

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (2)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3) (4)
Equity compensation plans approved by security holders	9,117,249	$4.01	3,103,549
Equity compensation plans not approved by security holders (1)	—	—	—

Total	9,117,249	$4.01	3,103,549

(1)	All of our existing equity compensation plans have been approved by shareholders.
(2)	Includes 8,937,249 shares of our common stock issuable under the 2000 stock incentive plan and 180,000 shares of our common stock issuable under the 2000 director stock option plan.
(3)	Includes 2,893,549 shares of our common stock issuable under the 2000 stock incentive plan and 210,000 shares of our common stock issuable under the 2000 director stock option plan.
(4)	On January 1st of each year commencing on January 1, 2001 through and including January 1, 2010, the number of shares of our common stock reserved for issuance pursuant to our 2000 stock incentive plan is automatically increased by the lesser of 1,000,000 shares and 4% of our outstanding stock on such date. In no event may the aggregate number of shares of common stock issued pursuant to awards granted under our 2000 stock incentive plan exceed the number of share subject to outstanding options under the plan by more than 6,000,000 shares. As of December 31, 2003, a total of 13,000,000 shares of common stock were reserved under the plan, a total of 8,937,249 shares of common stock were issuable upon exercise of outstanding options granted under the plan and a total of 2,893,549 shares were available for future issuance under the plan.

Employment Agreements

On September 20, 2001, we entered into a five-year employment agreement with Mr. Passeri. Under the agreement, Mr. Passeri will serve as our president and chief executive officer. Mr. Passeri’s base salary was set at $325,000 per annum subject to annual review by the board. In addition, Mr. Passeri is entitled to participate in our medical and other benefit programs and may be entitled to receive an annual bonus based on the achievement of specific objectives established by the board. If we terminate Mr. Passeri’s employment without cause, or Mr. Passeri terminates his employment for good reason, then we will pay Mr. Passeri his base salary accrued through the date of termination, and pay Mr. Passeri in equal bi-weekly installments over a twelve-month period following such termination, a severance amount equal to his annual base salary as in effect at the time of termination; provided, however, that such severance payments during the second six months of the severance period will be reduced by compensation, if any, earned by Mr. Passeri as an employee or a consultant of another company. If we terminate Mr. Passeri’s employment for cause, or Mr. Passeri terminates his employment without good reason or Mr. Passeri’s employment is terminated due to his death or disability, we will pay Mr. Passeri his base salary accrued through the date of termination.

On August 1, 2002, we entered into an employment agreement with Dr. Missling, which was amended on January 1, 2004. Under the amended agreement, Dr. Missling serves as senior vice president, strategic analysis and planning and receives a base salary of $225,000 per annum until June 30, 2004. If Dr. Missling’s employment is terminated prior to June 30, 2004 for any reason, by us or Dr. Missling, we will continue to pay Dr. Missling his base salary through June 30, 2004.

On August 8, 2002, we entered into an employment agreement with Ms. Potthoff. Under the agreement, Ms. Potthoff serves as our vice president and general counsel at an initial base salary of $150,000 per annum, subject to review as part of our performance review program. In addition, Ms. Potthoff received an option to purchase 100,000 shares of our common stock to vest over four years, 25% after the first year and 6.25% per quarter over the remainder of the vesting period. If we terminate Ms. Potthoff’s employment without cause, we will continue to pay as severance benefits her base salary as in effect on the termination date for a period of 3 months.

Report of the Compensation Committee on Executive Compensation

Overview and Philosophy

The compensation committee is responsible for establishing the compensation of, and the compensation policies with respect to, our executive officers, including the chief executive officer, and administering our 2000 employee stock purchase plan and 2000 stock incentive plan. The compensation committee is currently comprised of three non-employee directors, Ms. Bayh, Dr. Kaitin and Mr. Tobin. Mr. Tobin is the chairman of the compensation committee.

The objectives of our executive compensation program are to:

•	attract and retain key executives critical to our long-term success;

•	align the interests of executive officers with the interests of stockholders and our success; and

•	recognize and reward individual performance and responsibility.

Executive Compensation Program

General.    Our executive compensation program consists of base salary, short-term incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. In addition, executive officers are entitled to participate in benefit programs that are available to our employees, generally. These benefit programs include medical benefits, the 2000 employee stock purchase plan and the Curis, Inc. 401(k) plan.

Base Compensation.    Mr. Passeri, our chief executive officer, is a party to a multi-year employment agreement with us. In June 2003, base compensation for Mr. Passeri was set at $360,000, which the compensation committee believes is within the range of compensation for chief executives with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses.

For 2003, compensation for other executive officers was set within the range of compensation for executives with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, based on the determination of the compensation committee. In addition, base compensation for each executive officer was determined on a case-by-case basis in light of each individual’s contribution to us as a whole, including the ability to motivate others, develop the necessary skills to grow as we mature, recognize and pursue new business opportunities and initiate programs to enhance our growth and success.

Short-Term Incentive Compensation.    Under our senior officer short-term incentive program, the compensation committee has discretionary authority to award bonuses to individual executive officers. The compensation committee believes the short-term program provides significant incentive to our executive officers because it enables the compensation committee to reward outstanding individual achievement. During 2003, the compensation committee did not award any short-term incentive bonuses.

Long-Term Incentive Compensation.    We provide long-term incentives to our executive officers and key employees in the form of stock options. The objectives of this program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in our common stock. Stock options are granted at an option exercise price that is determined by the board as of the date of grant. Historically, the option exercise price has been the fair market value of the common stock at the time the option is granted (or, in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of all classes of stock of our or any parent or subsidiary corporation, 110% of the fair market value of the common stock at the time the option is granted). Accordingly, these stock options will only have value if our stock price increases above the fair market value of the common stock at the time the options were granted. In selecting executives eligible to receive option grants and determining the amount and frequency of such grants, the compensation committee evaluates a variety of factors, including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at comparable job levels and (iii) past, current and prospective service to us rendered, or to be rendered, by the executive. During 2003, we granted options to purchase an aggregate of 1,070,000 shares of common stock to our executive officers at a weighted average exercise price of $2.36 per share. Of this amount, options to purchase 450,000 shares were granted to Mr. Passeri.

Section 162(m).    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The compensation committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the compensation committee believes such payments are appropriate and in the best interests of the company and our stockholders, after taking into consideration changing business conditions and the performance of our employees.

Mr. Passeri’s 2003 Compensation.    In determining Mr. Passeri’s 2003 overall compensation, the compensation committee considered, among other things, our financial performance, our achievement of targeted goals for the development of our products under development, an assessment of continuing progress of our business plan, Mr. Passeri’s overall compensation package relative to that of other chief executives in our industry and past stock and option awards. To ensure a close alignment of Mr. Passeri’s interests with those of our stockholders, a portion of his overall compensation is paid in restricted stock and option awards. The compensation committee believes that Mr. Passeri’s 2003 overall compensation has been set at a level that is competitive with other companies in the industry.

Compensation Committee Interlocks and Insider Participation.

During 2003, Ms. Bayh, Mr. Tobin and Dr. Kaitin served as members of the compensation committee. Neither Ms. Bayh, Mr. Tobin nor Dr. Kaitin has served as an officer or employee of Curis. There was no transaction, or series of similar transactions, during 2003, or any currently proposed transaction, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $60,000 and in which Ms. Bayh, Mr. Tobin or Dr. Kaitin, or any member of their immediate families, had, or will have, a direct or indirect material interest. During 2003, none of our executive officers served as a director or member of the compensation committee of any other entity whose executive officers served as director or member of our compensation committee.

Submitted by the compensation committee of our board of directors.

James R. Tobin (Chair)

Susan B. Bayh

Kenneth I. Kaitin

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2003, and has discussed these financial statements with our management and our independent auditors.

Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent auditors are responsible for conducting an independent audit of our annual financial statements in accordance with generally accepted auditing standards and issuing a report on the results of their audit. The audit committee is responsible for providing independent, objective oversight of these processes.

The audit committee has also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). SAS No. 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires our independent auditors to discuss with our audit committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

Our independent auditors also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The audit committee has discussed with the independent auditors their independence from Curis.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003.

Submitted by the audit committee of our board of directors.

Martyn D. Greenacre (Chair)

Susan B. Bayh

Joseph M. Davie

Independent Auditor’s Fees

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent auditor, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2003	2002
Audit Fees(1)	$134,000	$98,400
Audit-Related Fees(2)	—	15,000
Tax Fees(3)	35,590	23,000

Total Fees	$169,590	$136,400

(1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”. These fees were billed in connection with professional services related to a goodwill impairment charge recorded by us during the quarter ended June 30, 2002.

(3)	Tax fees consist of fees for tax compliance, tax advice services. Tax compliance services, which relate to preparation of original tax returns, accounted for $20,000 of the total tax fees paid for 2003 and 2002. Tax advice services relate to requests for technical advice from taxing authorities.

None of the tax fees for 2003 were provided under the de minimis exception to the audit committee pre-approval requirements.

Pre-Approval Policy and Procedures

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent auditor during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by its independent auditor. Any approval of services by a member of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

Comparative Stock Performance

The graph below compares the cumulative total stockholder return on the common stock for the period from August 1, 2000, through December 31, 2003, with the cumulative total return on (i) NASDAQ Market Index—U.S. Companies, (ii) NASDAQ Pharmaceutical Index and (iii) NASDAQ Biotechnology Index. We elected to add the NASDAQ Biotechnology Index since we believe that this index includes companies that are more comparable to us than the NASDAQ Pharmaceutical group. The comparison assumes investment of $100 on August 1, 2000 in our common stock and in each of the indices and, in each case, assumes reinvestment of all dividends. Prior to August 1, our common stock was not registered under the Securities Exchange Act of 1934.

	8/01/00	12/31/00	12/31/01	12/31/02	12/31/03
CURIS INCORPORATED	100.00	36.41	23.02	4.23	18.46
NASDAQ MARKET INDEX-U.S. COS.	100.00	66.63	52.43	36.77	55.90
NASDAQ PHARMACEUTICAL INDEX	100.00	94.57	80.32	49.39	71.85
NASDAQ BIOTECHNOLOGY INDEX	100.00	96.20	81.97	53.24	78.29

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT PUBLIC ACCOUNTANTS

The audit committee has selected PricewaterhouseCoopers LLP as our independent public accountants for the year ending December 31, 2004. PricewaterhouseCoopers LLP has served as our independent public accountant since April 26, 2002. Although stockholder approval of the audit committee’s selection of PricewaterhouseCoopers LLP is not required by law, the board and the audit committee believe that it is advisable to give stockholders an opportunity to ratify this selection. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the audit committee will reconsider the matter. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting to respond to appropriate questions and to make a statement if he or she so desires.

On April 26, 2002, we dismissed Arthur Andersen LLP as our independent public accountants. The decision to dismiss Arthur Andersen LLP was approved by our audit committee. None of the reports of Arthur Andersen LLP on our financial statements for either of the two fiscal years prior to Arthur Andersen LLP’s dismissal contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During our two most recently completed fiscal years and any subsequent interim period preceding the date of the dismissal of Arthur Andersen LLP, we had no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports on our financial statements. None of the reportable events listed in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934 occurred with respect to either of our two most recently completed fiscal years or any subsequent interim period preceding the date of the dismissal of Arthur Andersen LLP.

During our two most recent fiscal years and the subsequent interim period prior to engaging PricewaterhouseCoopers LLP on April 26, 2002, except as indicated below, neither we nor anyone acting on our behalf consulted with PricewaterhouseCoopers LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us by PricewaterhouseCoopers LLP that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K. PricewaterhouseCoopers LLP served as independent public accountants of Ontogeny, Inc. until July 31, 2000, the date it was merged, together with Creative BioMolecules, Inc. and Reprogenesis, Inc., with and into Curis.

THE BOARD OF DIRECTORS BELIEVES THAT THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2004 IS IN THE BEST INTERESTS OF CURIS AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Any proposal that a stockholder of Curis wishes to be considered for inclusion in our proxy statement and proxy for the 2005 annual meeting of stockholders must be submitted to our secretary at our offices, 61 Moulton Street, Cambridge, Massachusetts 02138, no later than December 31, 2004.

If a stockholder of Curis wishes to present a proposal at the 2005 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy, such stockholder must also give written notice to our secretary at the address noted above. The secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2005 annual meeting; provided that, in the event that less than 70 days notice or prior public disclosure of the date of the 2005 annual meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. The date of our 2005 annual meeting has not yet been established, but assuming it is held on June 2, 2005, in order to comply with the time periods set forth in our by-laws, appropriate notice for the 2005 annual meeting would need to be provided to our secretary no earlier than March 4, 2005, and no later than April 4, 2005. If a stockholder fails to provide timely notice of a proposal to be presented at the 2005 annual meeting, the proxies designated by the board will have discretionary authority to vote on any such proposal.

OTHER MATTERS

The board knows of no other business which will be presented for consideration at the meeting other than that described above. However, if any other business should come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

By Order of the Board of Directors,

/s/    Mary Elizabeth Potthoff

Mary Elizabeth Potthoff, Secretary

April 29, 2004

Appendix A

CURIS, INC.

AUDIT COMMITTEE CHARTER

(Adopted by the Board of Directors on 12/11/03)

A.    Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.    Structure and Membership

1.	Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. The Audit Committee shall monitor the Audit Committee’s members throughout the year to confirm that they all remain independent as required by the NASDAQ rules. In addition, the Audit Committee shall consider whether any members of the Audit Committee have relationships with the Company that may create the appearance of a lack of independence, even though such relationships do not technically disqualify the person from being “independent”.

3.	Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominations Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.    Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

1.	Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.	Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall perform the following duties:

•	Obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1.

•	Actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

•	Review and evaluate the lead partner and other senior members of the independent auditor, taking into account the opinions of management.

•	Confirm the regular rotation of the lead audit partner and reviewing partner as required by Section 203 of the Sarbanes-Oxley Act.

•	Confirm that the CEO, controller, CFO, and CAO (or other persons serving in similar capacities) were not employed by the independent auditor, or if employed, did not participate in any capacity in the audit of the Company, in each case, during the one-year period preceding the date of initiation of the audit, as required by Section 206 of the Sarbanes-Oxley Act.

•	Annually consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent audit firm.

•	Present periodically its conclusions with respect to the independent auditor to the full Board of Directors.

3.	Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. As part of this process the Audit Committee shall compare the fees paid for audit services to those paid by peer companies as a means of assessing whether the scope of audit work is sufficient. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.	Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5.	Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	Critical accounting policies and practices;

•	Alternative treatments of financial information within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	Other material written communications between the independent auditor and Company management.

In addition, the Audit Committee shall review with the independent auditors, from time to time as appropriate:

•	any audit problems or difficulties the independent auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management;

•	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	the effect of regulatory and accounting initiatives, as well as off balance sheet structures, if any, on the financial statements of the Company;

•	significant risks and uncertainties with respect to the quality, accuracy or fairness of presentation of the Company’s financial statements;

•	recently disclosed problems with respect to the quality, accuracy or fairness of presentation of the financial statements of companies similarly situated to the Company and recommended actions which might be taken to prevent or mitigate the risk of problems at the Company arising from such matters;

•	any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise);

•	any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement;

•	accounting for unusual transactions;

•	adjustments arising from audits that could have a significant impact on the Company’s financial reporting process; and

•	any recent SEC comments on the Company’s SEC reports, including in particular any unresolved or future-compliance comments.

6.	Quality of Management’s Financial Reporting: The Audit Committee shall inquire of the independent auditor concerning the quality, not just the acceptability, of the Company’s accounting determinations, particularly with respect to revenue, earnings, significant items subject to estimate, and other judgmental areas. The Audit Committee shall ask the independent auditor whether management’s choices of accounting principles are, as a whole, conservative, moderate or aggressive; to provide significant examples of choices falling into each category; and to recommend whether any of such policies should be changed. The Audit Committee shall ask the independent auditor whether they would have prepared the Company’s financial statements differently if they were solely responsible.

7.	Pre-audit Meeting: The Audit Committee shall meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

8.	Communication of Financial and Accounting Disagreements: The Audit Committee shall inform the independent auditor, company management (including the Chief Financial Officer, and Controller) and the head of internal auditing that they should promptly contact the Audit Committee or its Chair about any significant issue or disagreement concerning the Company’s accounting practices or financial statements that is not resolved to their satisfaction. If the Chair is contacted about such an issue, he or she should confer with the independent auditor about the issue and decide whether it is necessary to contact the other members of the Audit Committee prior to the next scheduled meeting of the Committee.

9.	Independent Auditory: Obtain and review a copy of the most recent report of the independent auditory issued by the Public Company Accounting Oversight Board pursuant to Section 104 of the Sarbanes-Oxley Act.

10.	Assurances on Section 10A(b) of the Exchange Act: Obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated (Section 10A(b) of the Securities Exchange Act of 1934 requires the independent auditor, if it detects or becomes aware of any illegal act, to assure that the Audit Committee is adequately informed and to provide a report if the independent auditor has reached specific conclusions with respect to such illegal acts).

Audited Financial Statements

11.	Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

12.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

13.	Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

14.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

15.	Earnings Release and Other Financial Information. The Audit Committee shall review and discuss the Company’s earnings press releases prior to their issuance and discuss the results of SAS 100 review performed by the independent auditors (including any use of “pro forma” or “adjusted” non-GAAP, information). The Audit Committee shall discuss generally the types of information to be disclosed in the Company’s earnings press releases, as well as whether and to what extent the Company will publicly disclose financial information and earnings guidance.

16.	Quarterly Financial Statements. The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Controls and Procedures

17.	Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Securities Exchange Act of 1934. In addition, the Audit Committee shall:

•	Obtain reports from management, the Company’s senior internal auditing executive (if any) and the independent auditor that the Company is in conformity with applicable legal requirements and the Company’s code of conduct.

•	Review reports and disclosures of insider and affiliated party transactions.

•	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s code of conduct.

•	Discuss with the Company’s General Counsel, and, where appropriate, outside counsel, legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

•	Review any unusual accounting issues that the Company intends to discuss with the SEC’s accounting staff prior to when management contacts the SEC.

18.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee shall also periodically review the complaint procedures to confirm that they are effectively operating.

19.	Related-Party Transactions. The Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee.

20.	Risk Management. The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. In addition, the Audit Committee shall discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

21.	Hiring Policies. The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company’s independent auditors.

22.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.    Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. At least quarterly, the Audit Committee shall meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate. Also, at such meetings, the Audit Committee shall confirm that the minutes of the Audit Committee’s meetings accurately describe the issues considered by the Committee. The minutes should document the Committee’s consideration of issues in a manner that demonstrates that the Committee acted with due care.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors and review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.	Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.	Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Appendix B

CURIS, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

(Adopted by the Board of Directors on March 31, 2004)

A.	Purpose

The purpose of the Nominating and Corporate Governance Committee is to:

•	Identify individuals qualified to become Board members;

•	Recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders;

•	Recommend to the Board the persons to be nominated by the Board for election as directors to fill vacancies in the Board, such vacancies to be filled by vote of a majority of the directors then in office; and

•	Oversee the evaluation of the Board.

B.	Structure and Membership

1.	Number. The Nominating and Corporate Governance Committee shall consist of such number of directors as the Board shall from time to time determine.

2.	Independence. Except as otherwise permitted by the applicable rules of NASDAQ, each member of the Nominating and Corporate Governance Committee shall be an “independent director” as defined by such rules.

3.	Chair. Unless the Board elects a Chair of the Nominating and Corporate Governance Committee, the Committee shall elect a Chair by majority vote.

4.	Compensation. The compensation of Nominating and Corporate Governance Committee members shall be as determined by the Board.

5.	Selection and Removal. Members of the Nominating and Corporate Governance Committee shall be appointed by the Board, upon the recommendation of the Committee. The Board may remove members of the Nominating and Corporate Governance Committee from such Committee, with or without cause.

C.	Authority and Responsibilities

General

The Nominating and Corporate Governance Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management, in accordance with its business judgment.

Board and Committee Membership

1.	Selection of Director Nominees. Except where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating and Corporate Governance Committee shall be responsible for recommending to the Board the persons to be nominated by the Board for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. The Nominating and Corporate Governance Committee may request recommendations from Board members and others, for director candidates. Stockholders may also recommend director candidates to the Nominating and Corporate Governance Committee by submitting candidate names, along with appropriate biographical information and other information that is described in the annual proxy statement, to the Nominating and Corporate Governance Committee, c/o Secretary, Curis, Inc., 61 Moulton Street, Cambridge, MA 02138.

2.	Criteria for Selecting Directors. The Board’s criteria for selecting directors are as set forth in Attachment A to this Charter. The Nominating and Corporate Governance Committee shall use such criteria to guide its director selection process. The Committee shall be responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole.

3.	Search Firms. The Nominating and Corporate Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director nominees, including sole authority to approve the search firm’s fees and other retention terms. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of any search firm engaged by the Committee.

4.	Selection of Committee Members. The Nominating and Corporate Governance Committee shall be responsible for recommending to the Board the directors to be appointed to each committee of the Board.

Evaluation of the Board and Management; Succession Planning

1.	Evaluation of the Board. The Nominating and Corporate Governance Committee shall be responsible for overseeing an annual self-evaluation of the Board to determine whether it and its committees are functioning effectively. The Committee shall determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the Board’s performance, to be discussed with the Board.

2.	Additional Powers. The Nominating and Corporate Governance Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration

1.	Meetings. The Nominating and Corporate Governance Committee shall meet as often as it deems necessary in order to perform its responsibilities; however, the Nominating and Corporate Governance Committee shall meet a minimum of two times per year. The Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Nominating and Corporate Governance Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances.

3.	Reports to the Board. The Nominating and Corporate Governance Committee shall report regularly to the Board.

4.	Charter. The Nominating and Corporate Governance Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5.	Independent Advisors. The Nominating and Corporate Governance Committee shall have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Committee.

6.	Investigations. The Nominating and Corporate Governance Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

Attachment A

CRITERIA FOR NOMINATION AS A DIRECTOR

General Criteria

1.	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

2.	Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company, as well as possess the requisite complementary skills, given the current composition of the Board.

3.	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

4.	Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

5.	Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

6.	Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.

7.	Nominees should normally be able to serve for at least five years before reaching a retirement age of 75.

Application of Criteria to Existing Directors

The renomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above. In addition, the Nominating and Corporate Governance Committee shall consider the existing directors’ performance on the Board and any committee, which shall include consideration of the extent to which the directors undertook continuing director education.

Criteria for Composition of the Board

The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities.

CURIS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be held June 2, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS OF THE COMPANY AND SHOULD BE RETURNED AS

SOON AS POSSIBLE

The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Daniel R. Passeri and Mary Elizabeth Potthoff, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Curis, Inc. (the “Company”) to be held on Wednesday, June 2, 2004, at 10:00 a.m., at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND A VOTE “FOR” PROPOSAL 2 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” SUCH PROPOSAL.

Please mark your votes as in this example using dark ink only.    ☒

1.	To elect the following nominees for Class II Director to serve for the ensuing three years.

FOR all		Nominees: Joseph M. Davie, Douglas A. Melton and Daniel R. Passeri
nominees	WITHHOLD
listed at right (except as marked to the contrary)	AUTHORITY to vote for all nominees listed at right	(Instruction: To withhold a vote for an individual nominee or nominees, write the name(s) of the nominee(s) in the space provided below. Your shares will be voted for the remaining nominee(s).)
☐	☐

2	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the current fiscal year.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Dated: , 2004

Signature

Signature if held jointly

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.

2